UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2015

INLAND REAL ESTATE INCOME TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-55146 (Commission File Number)	45-3079597 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

For the year ended December 31, 2014, Inland Real Estate Income Trust, Inc. (the “Company”) paid distributions of approximately $10,597,000. For income tax purposes only, 69.02% of the distributions were treated as nondividend distributions, 30.98% were treated as ordinary dividends and none were capital gains. The following table denotes the allocation of the monthly distributions paid in 2014 for income tax purposes only. Stockholders are advised to consult with their tax advisors about the specific tax treatment of distributions paid by the Company in 2014. All amounts are stated in dollars per share.

Record Dates	Distribution Payment Date	Total Distributions	Ordinary Dividend	Capital Gain	Nondividend Distributions
December 1-31, 2013	January 2, 2014	$0.050959	$.015787	$-	$0.035172
January 1-31, 2014	February 3, 2014	$0.050959	$.015787	$-	$0.035172
February 1-28, 2014	March 3, 2014	$0.046027	$.014529	$-	$0.031768
March 1-31, 2014	April 1, 2014	$0.050959	$.015787	$-	$0.035172
April 1-30, 2014	May 1, 2014	$0.049315	$.015278	$-	$0.034037
May 1-31, 2014	June 2, 2014	$0.050959	$.015787	$-	$0.035172
June 1-30, 2014	July 1, 2014	$0.049315	$.015278	$-	$0.034037
July 1-31, 2014	August 1, 2014	$0.050959	$.015787	$-	$0.035172
August 1-31, 2014	September 2, 2014	$0.050959	$.015787	$-	$0.035172
September 1-30, 2014	October 1, 2014	$0.049315	$.015278	$-	$0.034037
October 1-31, 2014	November 3, 2014	$0.050959	$.015787	$-	$0.035172
November 1-30, 2014	December 1, 2014	$0.049315	$.015278	$-	$0.034037

Attached to this Current Report on Form 8-K as Exhibit 99.1 is a copy of a letter from the Company to its stockholders, dated January 30, 2015, in connection with the delivery of 2014 Form 1099-DIV and a special cash distribution. The letter is incorporated in its entirety into this report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Letter to stockholders of Inland Real Estate Income Trust, Inc., dated January 30, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE INCOME TRUST, INC.

Date:	January 30, 2015	By:	/s/ David Z. Lichterman
		Name:	David Z. Lichterman
		Title	Vice President, Treasurer and Chief Accounting Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter to stockholders of Inland Real Estate Income Trust, Inc., dated January 30, 2015